Exhibit 99.1

Boston Private Shareholders Approve Merger with SVB Financial

Transaction Expected To Close Mid-2021

BOSTON—(BUSINESS WIRE)—Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (“Boston Private”), a leading provider of integrated wealth management, trust and banking services to individuals, families, businesses and nonprofits, today announced that based on proxies submitted to the independent inspector of election for the special meeting of shareholders held today, preliminary voting results indicate that Boston Private shareholders have approved each of the proposals presented at the special meeting, including the company’s merger agreement (the “Merger Agreement”) with SVB Financial Group (NASDAQ: SIVB) (“SVB Financial”), pursuant to which Boston Private will merge with and into SVB Financial.

“We are pleased with the outcome of today’s special meeting and thank our shareholders for their support of the financially and strategically compelling transaction with SVB Financial,” said Anthony DeChellis, Boston Private Chief Executive Officer and President.  “We are excited about our progress toward completing the transaction, and believe that the combined company will be well-positioned to provide an enhanced experience for clients and deliver long-term value for shareholders.”

The preliminary voting results are subject to certification by First Coast Results, Inc., the independent inspector of election.

Boston Private will file additional information regarding the results of the special meeting on a Current Report on Form 8-K with the Securities and Exchange Commission.

Under the terms of the Merger Agreement, Boston Private shareholders will receive 0.0228 shares of SVB Financial common stock and $2.10 in cash for each Boston Private share they own.

The transaction is expected to close in mid-2021, subject to the satisfaction of customary closing conditions, including receipt of customary regulatory approvals.

About Boston Private
Boston Private is a leading provider of integrated wealth management, trust and banking services to individuals, families, businesses and nonprofits.  For more than 30 years, Boston Private has delivered comprehensive advice coupled with deep technical expertise to help clients simplify their lives and achieve their goals.  The firm offers the capabilities of a large institution with the superior service of a boutique firm to clients across the United States.  Boston Private is the corporate brand of Boston Private Financial Holdings, Inc. (NASDAQ: BPFH).  For more information, visit www.bostonprivate.com.

Advisors
Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Boston Private and Morgan Stanley & Co. LLC is acting as financial advisor to Boston Private.

Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to SVB Financial’s and/or Boston Private’s expectations or predictions of future financial or business performance or conditions.  Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions.  These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made, and we assume no duty to update forward-looking statements.  Actual results may differ materially from current projections.  In addition to factors previously disclosed in SVB Financial’s and Boston Private’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:  ability to obtain regulatory approvals and meet other closing conditions to the merger on the expected terms and schedule; delay in closing the merger; the outcome of any legal proceedings that have been or may be instituted against SVB Financial or Boston Private; the occurrence of any event, change or other circumstance that could give rise to the right of one or both parties to terminate the merger agreement providing for the merger; difficulties and delays in integrating Boston Private’s business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; the inability to retain existing Boston Private clients; the inability to retain Boston Private employees; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms; and the impact of the global COVID-19 pandemic on SVB Financial’s and/or Boston Private’s businesses, the ability to complete the proposed merger and/or any of the other foregoing risks.  Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Contacts

Investor Relations
Adam Bromley
(617) 912-4386
abromley@bostonprivate.com

Media
Lucy Muscarella
(617) 912-4402
lmuscarella@bostonprivate.com